United States

Securities and Exchange Commission

Washington, D. C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2005

Kansas City Life Insurance Company

(Exact Name of Registrant as Specified in Charter)

Missouri	2-40764	44-0308260
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Broadway
Kansas City, Missouri	64111-2565
(Address of Principal Executive Offices)	(Zip Code)

Telephone Number: (816) 753-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition.

Included below is a release of financial information mailed to stockholders on November 15, 2005. It reflects the financial condition, in a condensed format, for Kansas City Life Insurance Company as of September 30, 2005, and was previously included in the Company's third quarter Form 10-Q report filed on November 8, 2005.

Message from the President and CEO

Kansas City Life Insurance Company recorded third quarter net income of $8.9 million or $0.75 per share. Net income for the nine months ended September 30, 2005 was $25.3 million or $2.12 per share, a 3% increase over the prior year’s $24.7 million or $2.07 per share. Although the third quarter 2005 results are lower than the same period last year, the decline was primarily due to $2.8 million in realized investment gains during the third quarter of 2004. Reductions in benefits and expenses during the first nine months have more than offset reductions in insurance and investment revenues.

New premiums on individual life products increased 19% for the third quarter and 5% for the nine months. However, insurance revenues declined 11% for the third quarter and 6% for the nine months, primarily due to lower annuity premiums and contract charges.

Net investment income increased 2% for the third quarter but declined 2% for the nine months. Although the low interest rate environment has negatively affected the yield earned on the Company’s investment portfolio, gross investment income increased slightly from the first and second quarters of 2005 and net investment income improved slightly in the third quarter of 2005 versus the same period a year earlier. Net investment income, however, declined for the nine-month period due to increased investment expense and lower gross investment yields in 2005.

Policyholder benefits and interest credited to policyholder account balances decreased $5.1 million for the third quarter and $13.1 million for the nine months, primarily due to reduced death benefits and lower crediting rates. Finally, operating expenses declined in the third quarter and nine months, primarily due to cost savings from the integration of GuideOne operations into the Home Office.

The Company continues to focus on growing its life insurance sales. Our success in new life insurance sales in 2005 has been the result of both improved production from current agencies and the recruitment of new agencies. Through an expanding sales force, the Company is committed to building upon its life insurance business.

The Company is pleased to announce that its Board of Directors has approved a quarterly dividend of $0.27 per share to be paid November 22, 2005 to shareholders of record as of November 17, 2005.

Consolidated
Balance Sheets
(Thousands)
	September 30	December 31
	2005	2004
	(Unaudited)
Assets
Investments:
Fixed maturity securities available
for sale, at fair value	$2,899,335	$2,962,114
Equity securities available
for sale, at fair value	56,747	63,099
Mortgage loans	458,482	430,632
Short-term investments	30,013	67,980
Other investments	199,740	202,146

Total investments	3,644,317	3,725,971

Cash	2,755	4,147
Deferred acquisition costs	227,541	229,712
Value of business acquired	91,842	96,853
Other assets	260,622	255,480
Separate account assets	364,760	353,983
Total assets	$4,591,837	$4,666,146

Liabilities
Future policy benefits	$857,353	$863,754
Policyholder account balances	2,293,839	2,295,783
Notes payable	33,682	92,220
Income taxes	45,018	53,703
Other liabilities	310,325	313,807
Separate account liabilities	364,760	353,983

Total liabilities	3,904,977	3,973,250

Stockholders’ equity
Common stock	23,121	23,121
Additional paid in capital	24,904	24,279
Retained earnings	749,128	733,499
Accumulated other
comprehensive income	5,598	26,231
Less treasury stock	(115,891)	(114,234)

Total stockholders’ equity	686,860	692,896

Total liabilities and equity	$4,591,837	$4,666,146

See accompanying Notes to Consolidated Financial Statements.

Consolidated
Statements of Income (Unaudited)
(Thousands, except share data)

Quarter ended		Nine Months ended
September 30		September 30
2005	2004	2005	2004
Revenues
Insurance revenues:
Premiums	$42,275	$49,209	$134,736	$143,579
Contract charges	28,525	28,797	85,422	87,327
Reinsurance ceded	(13,605)	(13,802)	(41,304)	(40,662)
Total insurance revenues	57,195	64,204	178,854	190,244
Investment revenues:
Net investment income	49,340	48,558	144,991	147,676
Realized investment gains (losses)	(94)	2,809	863	4,336
Other revenues	2,617	2,243	7,833	6,511
Total revenues	109,058	117,814	332,541	348,767

Benefits and expenses
Policyholder benefits	42,120	44,011	131,555	139,969
Interest credited to policyholder account balances	22,624	25,856	68,532	73,203
Amortization of deferred acquisition costs
and value of business acquired	9,987	10,142	29,292	30,602
Operating expenses	22,161	22,817	68,447	72,428
Total benefits and expenses	96,892	102,826	297,826	316,202

Income before income tax expense	12,166	14,988	34,715	32,565

Income tax expense	3,264	3,455	9,428	7,915

Net income	$8,902	$11,533	$25,287	$24,650

Per common share:
Net income, basic and diluted	$0.75	$0.97	$2.12	$2.07

Cash dividends	$0.27	$0.27	$0.81	$0.81

See accompanying Notes to Consolidated Financial Statements.

Consolidated
Statements of Cash Flows (Unaudited)
(Thousands)
Nine Months ended
September 30
2005	2004

Operating activities
Net cash provided	$29,862	$27,976

Investing activities
Purchases of investments:
Fixed maturity securities	(434,355)	(627,035)
Equity securities	(4,123)	(4,657)
Mortgage loans	(76,158)	(43,614)
Other investment assets	(554,463)	(579,452)
Sales of investments:
Fixed maturity securities	127,320	120,880
Equity securities	10,015	3,316
Other investment assets	594,955	653,027
Maturities and principal paydowns
of other investments	368,518	420,877
Net additions to property and
equipment	(667)	(1,345)
Net cash provided (used)	31,042	(58,003)

Financing activities
Proceeds from borrowings	26,064	3,960
Repayment of borrowings	(84,602)	(26,765)
Deposits on policyholder account
balances	188,149	205,720
Withdrawals from policyholder
account balances	(181,386)	(152,096)
Net transfers to separate accounts	1,468	(8,449)
Change in other deposits	(1,299)	(2,770)
Cash dividends to stockholders	(9,658)	(9,765)
Net disposition (acquisition) of
treasury stock	(1,032)	534
Net cash provided (used)	(62,296)	10,369

Decrease in cash	(1,392)	(19,658)
Cash at beginning of year	4,147	20,029

Cash at end of period	$2,755	$371

See accompanying Notes to Consolidated Financial Statements.

Notes

•	Comprehensive income (loss) was ($22,711) and $47,453 for the third quarter of 2005 and 2004; and $4,654 and $29,952 for the nine months ended September 30, 2005 and 2004, respectively. This varies from net income largely due to unrealized gains or losses on investments.

•	Income per common share is based upon the weighted average
number of shares outstanding for the nine months, 11,925,389 shares (11,928,520 shares - 2004).

•	These financial statements are unaudited but, in management’s opinion, include all adjustments necessary for a fair presentation of the results.

•	Certain amounts in prior years have been reclassified to conform with the current year presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KANSAS CITY LIFE INSURANCE COMPANY
(Registrant)

By:/s/William A. Schalekamp

William A. Schalekamp,

Senior Vice President,

General Counsel & Secretary

November 15, 2005

(Date)